Exhibit 10.5c

Amendment No. 3 to the

Selective Insurance Group, Inc.

2005 Omnibus Stock Plan

The Selective Insurance Group, Inc. 2005 Omnibus Stock Plan, as amended, is amended as follows:

        1.   Section 2(d) is deleted in its entirety and replaced with the following:

                (d)   Intentionally omitted.

        2.   Section 4(c) is deleted in its entirety and replaced with the following:

               (c)  Awards to Non-Employee Directors.  Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Corporate Governance and Nominating Committee in the case of Awards made to Non-Employee Directors.

        3.  The first sentence of Section 7 is deleted in its entirety and replaced with the following:

             The following provisions govern Options.

        4.   The heading of Section 13 is deleted in its entirety and replaced with the following:

               13.  Certain Director Compensation

        5.  Section 13(a) is deleted in its entirety and replaced with the following:

           (a)  Intentionally omitted.

        6.  Except as set forth in this Amendment No. 3, the Plan shall remain in full force and effect.